EXHIBIT 99.1
PubMatic Announces First Quarter 2021 Financial Results
Delivered revenue and adjusted EBITDA above guidance; Raises 2021 financial outlook
Multiple growth drivers deliver year over year revenue growth of 54%
Delivered $4.9 million in net income and $14.5 million in adjusted EBITDA

REDWOOD CITY, Calif., May. 13, 2021 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), a sell-side platform that delivers superior outcomes for digital advertising, today reported financial results for the first quarter ending March 31, 2021.
“We delivered another exceptional quarter driven by multiple organic growth drivers. Our performance reinforces the belief that our differentiated, owned and operated cloud infrastructure provides superior outcomes for the growing digital advertising market,” said Rajeev Goel, co-founder and CEO at PubMatic. “Our omnichannel platform fueled growth across all segments of our customer base and all formats we serve, particularly in video and OTT/CTV. Our execution, combined with the economic re-opening and expected acceleration of digital advertising, gives us confidence to raise our full year outlook for 2021.”
First Quarter 2021 Financial Highlights
•Revenue in the first quarter of 2021 was $43.6 million, an increase of 54% over $28.3 million in the same period of 2020;

•Net income was $4.9 million, or $0.09 per diluted share in the first quarter, an increase over net income of $0.9 million, or $0.00 per diluted share in the same period of 2020;
•Net dollar-based retention1 was 130% for the trailing twelve months ended Q1 2021, an increase from 112% in the comparable trailing twelve month period a year ago;

•Adjusted EBITDA was $14.5 million, compared to adjusted EBITDA of $5.1 million in the same period of 2020; and
•Total cash, cash equivalents, and marketable securities of $110.0 million with no debt.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.
First Quarter 2021 Business Highlights
•Processed 18.5 trillion impressions in the first quarter, a 106% increase over a year ago;
•Revenue from fast-growing advertising formats mobile and omnichannel video, which includes OTT/CTV, grew 83% year over year and represented 63% of total revenue in Q1 2021;

1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended March 31, 2020 (“Prior Period Revenue”). We then calculate the revenue from these same publishers in the trailing twelve months ended March 31, 2021 (“Current Period Revenue”). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods.

•Revenue from OTT/CTV grew 55% sequentially from Q4 2020, and we monetized OTT/CTV inventory from over 80 publishers;

•Announced a partnership with Samba TV to integrate their extensive first-party Connected TV data and deliver TV audience targeting to programmatic advertising buyers;

•Announced our selection by GroupM as a global preferred SSP, and launched or expanded supply path optimization (SPO) agreements with Havas and Publicis Media Asia Pacific; and

•Identity Hub solution scaled to over 175 publishers, allowing them to seamlessly integrate with and optimize the leading identity providers globally.
“Our out-performance in the quarter reflects the strength of our platform, the value we deliver via our usage-based model and our infrastructure-first approach. We are pleased with our results and are raising our full year outlook,” said Steve Pantelick, CFO at PubMatic. “As we grow our market share, we will continue to invest for future growth adding new customers, increasing the capacity of our infrastructure, and expanding our engineering and go-to-market teams. We believe these investments give us a powerful network effect with more visibility and scale, driving increased revenues from existing customers and operating a highly profitable platform that benefits our customers and partners.”
Financial Outlook
Our guidance assumes that the global economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. Accordingly, we estimate the following:
•For the second quarter 2021, we expect revenue to be in the range of $45 million to $46 million, representing growth of 70% to 75% over Q2 2020. We expect adjusted EBITDA to be in the range of $14 million to $15 million representing, 31% to 33% margin.
•For the full year 2021, we are raising our outlook and we now expect revenue to be in the range of $195 million to $200 million (previously $180 million to $185 million) representing year-over-year growth of 31% to 34% (previously 21% to 24%) over 2020. We now expect adjusted EBITDA to be in the range of $54 million to $58 million (previously $45 million to $49 million) or 27% to 29% margin (previously 25% to 27%).
Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Thursday, May 13, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that adjusted EBITDA and adjusted EBITDA margin, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, impairments of long-lived assets, interest income, and provision for income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue.
In addition to operating income and net income, we use adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as impairments of long-lived assets, that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;
•Our management uses adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of this non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us and;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
Because of these and other limitations, you should consider adjusted EBITDA along with other GAAP-based financial performance measures, including net income and our GAAP financial results.
Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. All information in this press release is as of May 13, 2021. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic delivers superior revenue to publishers by being an SSP of choice for agencies and advertisers. PubMatic’s cloud infrastructure platform for digital advertising empowers app developers and publishers to increase monetization while enabling media buyers to drive return on investment by reaching and engaging their target audiences in brand-safe, premium environments across ad formats and devices. Since 2006, PubMatic has been expanding its owned and operated global infrastructure and continues to cultivate programmatic innovation. PubMatic operates 14 offices and eight data centers worldwide.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
ASSETS	2021	2020
Current Assets
Cash and cash equivalents	$76,646	$81,188
Marketable securities	33,371	19,793
Accounts receivable - net	173,071	219,511
Prepaid expenses and other current assets	8,018	6,622
Total Current Assets	291,106	327,114
Property, equipment and software - net	33,958	30,044
Goodwill	6,250	6,250
Deferred income tax asset	498	762
Other assets, non-current	1,658	7,076
TOTAL ASSETS	$333,470	$371,246
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$136,003	$176,731
Accrued liabilities	9,250	14,844
Total Current Liabilities	145,253	191,575
Deferred tax liability	1,577	1,561
Other liabilities, non-current	2,554	2,683
TOTAL LIABILITIES	149,384	195,819
Stockholders' Equity:
Common stock	6	6
Treasury stock	(11,461)	(11,434)
Additional paid-in capital	147,932	144,163
Accumulated other comprehensive income	—	1
Retained earnings	47,609	42,691
Total Stockholders' Equity	184,086	175,427
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$333,470	$371,246

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$43,608	$28,348
Cost of revenue(1)	12,300	10,056
Gross profit	31,308	18,292
Operating expenses:(1)
Technology and development	3,738	2,919
Sales and marketing	12,789	9,995
General and administrative	8,139	4,349
Total operating expenses	24,666	17,263
Operating income	6,642	1,029
Total other income (expense), net	199	274
Income before provision for income taxes	6,841	1,303
Provision for income taxes	1,923	399
Net income	$4,918	$904

Net income per share attributable to common stockholders:
Basic	$0.10	$—

Diluted	$0.09	$—
Weighted-average shares used to compute net income per
share attributable to common stockholders:
Basic	49,109,237	10,092,152

Diluted	56,784,558	13,473,917
(1)Stock based compensation expense includes the following:

STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$168	$10
Technology and development	481	74
Sales and marketing	1,161	180
General and administrative	1,355	231
Total stock-based compensation	$3,165	$495

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$4,918	$904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,550	3,586
Stock-based compensation	3,165	495
Provision for doubtful accounts	—	319
Deferred income taxes	280	98
Amortization of premiums on marketable securities	(13)	(71)
Other	2	(17)
Changes in operating assets and liabilities:
Accounts receivable	46,440	32,505
Prepaid and other assets	(1,241)	492
Accounts payable	(40,912)	(18,755)
Accrued expenses	(4,373)	(4,740)
Other non-current liabilities	(129)	(121)
Net cash provided by operating activities	12,687	14,695
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(262)	(1,279)
Capitalized software development costs	(3,018)	(2,694)
Purchases of marketable securities	(23,168)	(10,498)
Proceeds from sales of marketable securities	—	2,295
Proceeds from maturities of marketable securities	9,600	12,350
Net cash (used in) provided by investing activities	(16,848)	174
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for offering costs	(805)	—
Proceeds from exercise of stock options	451	74
Payments to acquire treasury stock	(27)	—
Net cash (used in) provided by financing activities	(381)	74
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,542)	14,943
CASH AND CASH EQUIVALENTS - Beginning of period	81,188	34,250
CASH AND CASH EQUIVALENTS - End of period	$76,646	$49,193

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$4,918	$904
Add back (deduct):
Stock-based compensation	3,165	495
Depreciation and amortization	4,550	3,586
Interest income	(62)	(260)
Provision for income taxes	1,923	399
Adjusted EBITDA	$14,494	$5,124